Exhibit 3.40

BY-LAWS

OF

NEW YORK RADIATION THERAPY MANAGEMENT SERVICES,
INCORPORATED

(A New York Corporation)

ARTICLE I

SHAREHOLDERS

1.1   CERTIFICATES REPRESENTING SHARES. Certificates representing shares shall set forth thereon the statements prescribed by Section 508, and, where applicable, by Sections 505, 616, 620, 709, and 1002, of the Business Corporation Law and by any other applicable provision of law and shall be signed by the Chairman or a Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Secretary or the Treasurer.

A certificate representing shares shall not be issued until the full amount of consideration therefor has been paid except as Section 504 of the Business Corporation Law may otherwise permit.

The corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of any lost or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate.

1.2   FRACTIONAL SHARE INTERESTS. The corporation may issue certificates for fractions of a share where necessary to effect transactions authorized by the Business Corporation Law which shall entitle the holder, in proportion to his fractional holdings, to exercise voting rights, receive dividends, and participate in liquidating distributions; or it may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder except as therein provided.

1.3   SHARE TRANSFERS. Upon compliance with provisions restricting the transferability of shares, if any, transfers of shares of the corporation shall be made only on the share record of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon.

1.4   RECORD DATE FOR SHAREHOLDERS. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty days nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of the business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any purpose other than that specified in the preceding clause shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof, unless directors fix a new record date under this paragraph for the adjourned meeting.

1.5   MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “shareholder” or “shareholders” refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares or upon which or upon whom the Business Corporation Law confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

1.6   SHAREHOLDER MEETINGS.

.01   TIME. The annual meeting shall be held on the date fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the formation of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date fixed by the directors except when the Business Corporation Law confers the right to fix the date upon shareholders.

.02   PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of New York, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, or, whenever shareholders entitled to call a special meeting shall call the same, the meeting shall be held at the principal office of the corporation.

.03   CALL. Annual meetings may be called by the directors or by any officer instructed by the directors to call the meeting. Special meetings may be called by the Board of Directors or by the President except when the directors are required by the Business Corporation Law to call a meeting, or except when the shareholders are entitled by said Law to demand the call of a meeting.

.04   NOTICE: ACTUAL, CONSTRUCTIVE AND WAIVER. Written notice of all meetings shall be given, stating the place, date and time of the meeting and the nature of the business to transacted thereat. If the directors shall adopt, amend, or repeal a By-Law regulating an impending election of directors, the notice of the next meeting for election of directors shall contain the statements prescribed by Section 601(b) of the Business Corporation Law. If any

action is proposed to be taken which would, if taken, entitle shareholders to receive payment for their shares, the notice shall include a statement of that purpose and to that effect and shall be accompanied by a copy of Section 623 of the Business Corporation Law or an outline of its material terms. A copy of the notice of any meeting shall be delivered not less than ten days nor more than fifty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, to each shareholder entitled to vote. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice before or after the meeting. The attendance of a shareholder at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him.

.05   CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation shall act as secretary of every meeting, but if the Secretary is not present the chairman of the meeting shall appoint a secretary of the meeting.

.06   QUORUM. Except for a special election of directors pursuant to Section 603 (b) of the Business Corporation Law, and except as herein otherwise provided, the holders of a majority of the outstanding shares shall constitute a quorum at a meeting of shareholders for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders. The shareholders present may adjourn the meeting despite the absence of a quorum.

.07   VOTING. Each share shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the Business Corporation Law prescribes a different proportion of votes. Upon the demand of any shareholder, the vote for the directors and the vote upon any question before the meeting shall be by ballot. A shareholder may vote either in person or by proxy executed in writing by the shareholder. No proxy shall be valid unless granted to a shareholder of the Corporation, and in any event, shall not be valid eleven months after the date of execution, unless otherwise provided in the proxy.

1.7   SHAREHOLDER ACTION WITHOUT MEETINGS. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all shares. Such consent shall have the same force and effect as a unanimous vote of the shareholders.

ARTICLE II

GOVERNING BOARD

2.1   FUNCTIONS AND DEFINITIONS. The business of the corporation shall be managed under the direction of a governing board, which is herein referred to as the “Board of Directors” or “directors” notwithstanding that the members thereof may otherwise bear the titles of trustees, managers, or governors or any other designated title, and notwithstanding that only one director legally constitutes the Board. The word “director” or “directors” likewise herein refers to a member or to members of the governing board notwithstanding the designation of a different official title or titles. The use of the phrase “entire board” herein refers to the total number of directors which the corporation would have if there were no vacancies.

2.2   QUALIFICATIONS AND NUMBER. Each director shall be at least eighteen years of age. Each director must be a shareholder of the Corporation. The initial Board of Directors shall consist of one (1) person. Thereafter, the number of directors constituting the entire board shall be at least three, except that, where all the shares are owned beneficially and of record by less than three shareholders, the number of directors may be less than three but not less than the number of such shareholders. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the shareholders or of the directors. The number of directors may be increased or decreased by action of shareholders or of the directors, provided that any action of the directors to effect such increase or decrease shall require the vote of a majority of the entire Board. No decrease shall shorten the term of any in cumbent director.

2.3   ELECTION AND TERM. The initial Board of Directors shall hold office until the first annual meeting of shareholders and until their successors have been elected and qualified. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim by the shareholders to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified; and directors who are elected in the interim by the directors to fill vacancies and newly created directorships shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business and until their successors have been elected and qualified. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of the remaining directors then in office, although less than a quorum exists.

2.4   BOARD MEETINGS.

.01   Time. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held immediately after, and at the same time, and at the same place as, the annual meeting of the shareholders. No notice of such meeting shall be necessary. In the event such meeting is not held at that time and place, the meeting shall be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

.02   Place. Meetings shall be held at such place within or without the State of New York as shall be fixed by the Board.

.03   Call. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by the President, or by the Secretary on the written request of any one (1) director, on one(l) day’s notice to each director and shall be held at such place as may be determined by the directors or as stated in the notice of the meeting.

.04   Notice: Actual, Constructive, and Waiver. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

.05   Quorum and Action. A majority of the entire Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided such majority shall constitute at least one-third of the entire Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, the act of the Board shall be the act, at a meeting duly assembled, by vote of a majority of the directors present at the time of the vote, a quorum being present at such time.

Any one or more members of the Board of Directors or of any committee thereof may participate in a meeting of said Board or of any such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

.06   Chairman of the Meeting. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the President, if present and acting, or any other director chosen by the Board, shall preside.

2.5   BOARD ACTION WITHOUT MEETINGS. Any action required or permitted to be taken by the Board of Directors or by any committee thereof may be taken without a meeting if all of the members of the Board of Directors or of any committee thereof consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or of any such committee shall be filed with the minutes of the proceedings of the Board of Directors or of any such committee. Such consent shall have the same force and effect as a unanimous vote of the directors or of the members of such committee, as the case may be.

2.6   REMOVAL OF DIRECTORS. Any or all of the directors may be removed for cause or without cause by the shareholders. One or more of the directors may be removed for cause by the Board of Directors.

2.7   COMMITTEES. The Board of Directors may appoint from its number any number of standing committees, each of which, to the extent provided in the resolution designating it, shall have the authority of the Board of Directors with the exception of any authority the delegation of which is prohibited by Section 712 of the Business Corporation Law.

2.8   GENERAL POWERS OF DIRECTORS. The Board of Directors shall be charged with the management of the business of the Corporation. In addition to the powers and authorities expressly conferred herein, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts as are not by law, the Certificate of Incorporation or these Bylaws conferred upon or reserved to the shareholders.

2.9   SPECIFIC POWERS OF DIRECTORS. Without prejudice to the general powers conferred by the preceding Section and the other powers conferred by the Certificate of Incorporation and by these Bylaws, it is hereby expressly declared that the Board of Directors shall have the following powers:

First:   From time to time to adopt, amend or repeal any or all bylaws and make and change rules and regulations, not inconsistent with the Certificate of Incorporation and Bylaws, for the management of the business and affairs of the Corporation;

Second:   To purchase or otherwise acquire for the Corporation any property, rights or privileges which the Corporation is authorized to acquire, at such price and on such terms and conditions and for such consideration as it shall deem appropriate;

Third:   At its discretion, to pay for any property or rights acquired by the Corporation, either wholly or partly in money or in stocks, bonds, debentures or other securities of the Corporation;

Fourth:   To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and to do every other act necessary to effectuate the same;

Fifth:   To appoint and at its discretion remove or suspend, temporarily or permanently, such officers, employees, agents or servants as it may from time to time deem appropriate; to determine their duties; to fix and, from time to time, to change their salaries or emoluments; and to require security in such instances and in such amounts as it shall from time to time deem appropriate;

Sixth:   To confer by resolution upon any appointed officer of the Corporation the power to choose, remove or suspend such officers, employees, agents or servants; and

Seventh:   To determine who shall be authorized on behalf of the Corporation to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents.

2.10   COMPENSATION OF DIRECTORS. No director shall receive any salary or compensation for services as a director or as a member of a committee, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity, as an officer, employee, agent or otherwise, and receiving compensation therefor.

2.11   RESIGNATIONS. Any director may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified, at the time of receipt thereof by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

ARTICLE III

OFFICERS

3.1   OFFICERS. The officers of the Corporation shall be a President, a Vice-President, a Treasurer, and a Secretary, each of whom shall be annually elected by the Board of Directors at the regular meeting thereof. Only a person who is a director shall be eligible to be the President. The President shall serve as the Chairman of the Board of Directors. Any two or more offices may be held by the same person except the offices of President and Secretary; or, when all of the issued and outstanding shares of the corporation are owned by one person, such person may hold all or any combination of offices.

3.2   OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall perform such duties and have such powers as the Board of Directors may from time to time determine.

3.3   TERM OF OFFICE AND REMOVAL. Each officer of the Corporation shall hold office at the pleasure of the Board of Directors and shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any officer may be removed, either with or without cause, at any time by resolution of the Board of Directors, provided a majority of the entire Board of Directors shall vote in favor thereof.

3.4   RESIGNATION AND VACANCIES. Any officer may resign his or her office at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified, at the time of receipt thereof. The acceptance of a resignation shall not be necessary to make it effective.

If the office of any officer becomes vacant for any reason, the Board of Directors may by resolution elect a successor, who shall hold such office until his or her successor shall be duly elected and shall qualify.

3.5   PRESIDENT. The President shall be the chief executive officer of the Corporation and shall have the general powers and duties of supervision and management customarily vested in the chief executive officer of a corporation. He or she shall preside at all meetings of the shareholders and the Board of Directors. He or she shall execute instruments on behalf of the Corporation and shall affix the seal of the Corporation to any instrument requiring the same, and the seal when so affixed shall be attested by the signature of the Secretary. The President shall perform the duties and exercise such other powers as the Board of Directors may from time to time determine.

3.6   VICE PRESIDENTS. Each Vice President shall have such duties and powers as the Board of Directors, the Chairman, the Chief Executive Officer, the President, any Executive Vice President or any Senior Vice President shall from time to time delegate to such Vice President.

3.7   TREASURER. The Treasurer shall have the general duties and powers of a treasurer of a corporation and such other duties and powers as the Board of Directors or the Chief Executive Officer shall from time to time delegate to the Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors. The Treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation and shall render to the Chairman, the President and the Board of Directors, whenever requested, an account of the financial condition of the Corporation.

3.8   SECRETARY. The Secretary shall keep minutes of all meetings of the shareholders and the Board of Directors in a book to be kept for that purpose; he or she shall be ex-officio secretary of the Board of Directors and shall attend all sessions thereof; he or she shall perform like duties for standing committees when required; he or she shall give or cause to be given notice of all meetings of the shareholders and of the Board of Directors; he or she shall have custody of the seal of the Corporation and shall affix the same to all instruments requiring it when authorized to do so by the Board of Directors or the President, and shall attest the same; he or she shall have charge of the stock and transfer books and ledgers of the Corporation; and he or she shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time determine.

3.9   COMPENSATION OF OFFICERS. The salaries and other compensation of all officers and agents of the Corporation shall be as fixed by the Board of Directors.

ARTICLE IV

MISCELLANEOUS

4.1   DIVIDENDS. The Board of Directors, at its discretion, may declare and pay dividends on the Corporation’s stock out of the funds legally available therefor.

4.2   NOTICE. Whenever notice is required by law, the Certificate of Incorporation or these Bylaws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if delivered in person, or by facsimile or electronic transmission or by depositing the same in the U.S. mail, properly stamped and addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation or, if no address appears therein, at the last address known to the Secretary. Such notice shall be deemed to have been given when actually delivered, or, if earlier, in the case of notice sent by U.S. mail, three (3) business days after the time of such mailing.

4.3   WAIVER OF NOTICE. Whenever any notice is required to be given under provision of any law or under any provision of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

4.4   STATUTORY NOTICES TO SHAREHOLDERS. The directors may appoint the Treasurer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to shareholders entitled thereto any special financial notice and/or any financial statement, as the case may be, which may be required by any provision of law, and which, more specifically, may be required by Sections 510, 511, 515, 516, 517, 519, and 520 of the Business Corporation Law.

4.5   BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the shareholders, of the Board of Directors, and/of any committee which the directors may appoint, and shall keep at the office of the corporation in the State of New York or at the office of the transfer agent or registrar, if any, in said State, a record containing the names and addresses of all shareholders, the number and class of shares held by each, and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes, or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

4.6   CORPORATE SEAL. The corporate seal, if any, shall be in such form as the Board of Directors shall prescribe.

4.7   FISCAL YEAR. The fiscal year of the corporation shall be fixed, and shall be subject to change from time to time, by the Board of Directors.

4.8   CONTROL OVER BY-LAWS. The shareholders entitled to vote in the election of directors or the directors upon compliance with any statutory requisite may amend or repeal the By-Laws and may adopt new By-Laws, except that the directors may not amend or repeal any By- Law or adopt any new By-Law, the statutory control over which is vested exclusively in the said shareholders or in the incorporators. By-Laws adopted by the incorporators or directors may be amended or repealed by the said shareholders.

* * * * * * *

The undersigned incorporator certifies that he has examined the foregoing By-Laws and has adopted the same as the first By-Laws of the corporation; that said By-Laws contain specific and general provisions, which, in order to be operative, must be adopted by the incorporator or incorporators or the shareholders entitled to vote in the election of directors; and that he has adopted each of said specific and general provisions in accordance with the requirements of the Business Corporation Law.

Dated:

/s/ Brian M. Davis
Brian M. Davis, Incorporator Taft, Stettinius & Hollister 1800 Star Bank Center 425 Walnut Street Cincinnati, Ohio 45202

I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the By-Laws of New York Radiation Therapy Management Services, Incorporated, a New York corporation, as in effect on the date hereof.

WITNESS my hand and the seal of the corporation.

Dated:

/s/ Brian M. Davis
Brian M. Davis, Incorporator Taft, Stettinius & Hollister 1800 Star Bank Center 425 Walnut Street Cincinnati, Ohio 45202

(SEAL)